Exhibit 4.3

THIRD AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT (“Agreement”) is made and entered into as of the 16th day of February, 2006, by and among Precision Therapeutics, Inc., a Delaware corporation (the “Company”), the persons listed on Schedule I as the Purchasers (collectively, the “Purchasers” and each individually, a “Purchaser”) and the parties to that certain Second Amended and Restated Investors Rights Agreement, dated as of August 22, 2003 (the “Former Agreement”).

BACKGROUND

WHEREAS, the Company, those persons set forth on Schedule II (the “Series A Holders,” and, together with the Purchasers, the “Preferred Investors”) and those persons set forth on Schedule III (the “Common Holders,” and, together with the Series A Holders, the “Former Holders”) are parties to the Former Agreement;

WHEREAS, the Former Holders desire to amend the Former Agreement to terminate their rights and obligations thereunder and to set forth any new rights and obligations of the Former Holders and any Purchaser under this Agreement;

WHEREAS, in accordance with Section 4.2 of the Former Agreement, the required percentage of Former Holders (including the necessary subclasses of such Former Holders) have agreed to amend and restate the Former Agreement in the form of this Agreement (including renaming the agreement the “Third Amendment and Restated Investors Right Agreement”) and, therefore, all Holders (whether or not signing this Agreement) shall become bound by this Agreement;

WHEREAS, the Purchasers are acquiring shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) pursuant to a Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, it is a condition of the Purchase Agreement that the Company, the Former Holders and the Purchasers execute and deliver this Agreement, and the Company, the Former Holders and the Purchasers are agreeable thereto; and

WHEREAS, the Company, the Former Holders and the Purchasers intend that this Agreement supersede, amend and restate the Former Agreement.

TERMS

NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

COVENANTS AND AGREEMENTS

The Company covenants and agrees with the Preferred Investors as follows:

1.1. Financial Statements; Business Plan; Periodic Reports. The Company shall furnish to each Preferred Investor:

(a) Monthly Reports. Within 30 days after the end of each calendar month, (i) an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flow of the Company for such month and for the current fiscal year to the end of such month setting forth in comparative form the Company’s financial statements for the corresponding periods for the prior fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company stating that such statements are in accordance with the books and records of the Company and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby, subject to changes resulting from year-end adjustments and accruals; and

(b) Quarterly Reports. Within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Company as at the end of such quarter and unaudited statements of income and cash flow of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter setting forth in comparative form the Company’s financial statements for the corresponding periods for the prior fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as noted and on the accompanying notes) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby, subject to changes resulting from year-end adjustments and accruals; and

(c) Annual Financial Statements. Within 180 days after the end of each fiscal year, an audited balance sheet of the Company as at the end of such year, and audited statements of income and cash flow of the Company for such year, including comparisons to the corresponding periods in prior years, prepared in accordance with GAAP applied on a consistent basis (except as noted on the accompanying notes) and certified by independent certified public accountants of recognized regional standing selected by the Company and approved by the Company’s Board of Directors (the “Board of Directors”), or another firm of certified public accountants that is reasonably acceptable to the holders of a majority of the then outstanding shares of Series B Preferred Stock and approved by the Board of Directors; and

(d) Annual Business Plan. Prior to the start of each new fiscal year, a complete annual business plan for the Company approved by the Board of Directors, which business plan shall include projected monthly financial statements for such fiscal year and operating goals for each functional unit of the Company; and

(e) Annual Budget. At least 30 days prior to the end of each fiscal year, an annual budget for the next fiscal year (approval for which must be received from the Board of Directors no later than ten (10) days before the start of such fiscal year), including a projected statement of income and cash flow and balance sheet of the Company for each ensuing quarter of such fiscal year; provided that the budget for fiscal 2006 shall be provided on or prior to March 31, 2006.

1.2. Availability of Rule 144 and Rule 144A. At such time as the Company becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether as a result of the Company’s initial public offering or any other public offering of the Company’s capital stock, or because the Company meets the criteria of Section 12 of the Exchange Act, the Company shall use its best efforts to file with the Securities and Exchange Commission (the “Commission”) all reports required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act and applicable rules and regulations thereunder, and shall maintain full compliance with the current public information requirements of Rule 144 and Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or any similar successor to such rule.

1.3. Inspection. The Company shall permit each Preferred Investor and any authorized representative thereof, at such Preferred Investor’s expense, to visit and inspect the properties of the Company, including its corporate and financial records, to examine its records and make copies thereof and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice. The rights set forth in Section 1.1 and this Section 1.3 shall be exercised solely in furtherance of the proper interests of such Preferred Investor as an investor in the Company, and each Preferred Investor, and its agents and representatives, agrees to maintain the confidentiality of all financial and other confidential information of the Company acquired by them except as may be required by law. If requested by the Company, each Preferred Investor exercising its rights hereunder shall execute a confidentiality agreement with the Company in a form reasonably satisfactory to the Company.

1.4. Proprietary Information and Inventions Agreements. The Company shall require all current and future officers, directors, key employees and consultants of the Company, upon their employment by or service to the Company, to enter into a Confidential Information and Inventions Assignment Agreement in a form acceptable to the Board of Directors.

1.5. Initial Public Offering. For purposes of this Agreement, the capitalized term “Initial Public Offering” or “IPO” means an initial firm commitment underwritten offering to the public of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act where the aggregate gross sales price of such securities is greater than $30,000,000, and the price per share is at least $3.30, subject to adjustment to reflect stock splits, reverse stock splits or combinations.

1.6. Qualified Small Business. The Company will use reasonable efforts to qualify as a qualified small business within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the “Code”), and will use reasonable efforts to meet the active business requirements of Section 1202(e) of the Code.

1.7. Section 280G. Upon the occurrence of an event that could trigger the applicability of Section 280G of the Code to any “parachute payment” that is made by the Company to a “disqualified individual” within the meaning of Section 280G, the Company shall use all reasonable efforts to ensure that a vote of the stockholders of the Company is held and taken in accordance with the provisions of Section 280G(b)(5)(B) of the Code.

1.8. Stock Option Plan. The Compensation Committee of the Board of Directors shall determine the price and terms of all stock options granted under the Company’s stock option plan at the time of their award. All stock options granted after the date of this Agreement shall generally be subject to vesting as follows: 25% to vest at the end of the first year with the remaining to vest monthly thereafter over the following 3 year period, unless otherwise approved by the Board of Directors.

1.9. Key Manager Life Insurance. The Company currently maintains and shall hereafter maintain a key manager life insurance policy on the life of Sean McDonald, in the amount of at least $2,000,000, for the benefit of and with the proceeds payable to the Company.

1.10. Dealings with Affiliates. All dealings between the Company and any affiliates of the Company shall be in the ordinary course of business and any transaction between the Company and an affiliate shall be an arms-length transaction with terms no less favorable to the Company than would be obtained between unrelated parties.

1.11. Directors and Officers Indemnity Insurance. On the date of this Agreement, the Company shall have obtained, and will retain, directors and officers liability insurance in the minimum amount of $5,000,000, which coverage shall remain in place for so long as any representative(s) of the Purchasers serve on the Company’s Board of Directors; provided, that, upon the consummation of the Company’s initial public offering, the Company shall increase such minimum coverage to $10,000,000, or such greater amount as is approved by the Board of Directors at such time.

ARTICLE 2

RIGHT OF FIRST OFFER

2.1. Right of First Offer. Subject to the terms and conditions set forth below, each Preferred Investor (hereinafter referred to in this Article 2 collectively as the “Holders” and individually as a “Holder”) shall have the right of first refusal to purchase, on a pro rata basis, any New Securities (as hereinafter defined) which the Company may, from time to time, propose to issue and sell. Each Holder’s pro rata share (the “Right of First Refusal Pro Rata Share”), for purposes of this right of first refusal, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by such Holder, or obtainable by such Holder upon conversion, exercise or exchange of any right or security then owned by such Holder, by (y) the total number of shares of Common Stock On A Fully-Diluted Basis. For purposes of this Agreement, “On A Fully Diluted Basis” means the total number of shares of Common Stock which are then issued and outstanding and held by the Holders, plus the additional number of shares of Common Stock which would be then issued and outstanding and held by the Holders as a result of the exercise of all outstanding options and warrants by the Holders and the conversion of all then issued and outstanding convertible securities by the Holders, including the Series A Preferred Stock (the “Series A Preferred Stock,”) and the Series B Preferred Stock (together with the Series A Preferred Stock, the “Series Preferred Stock”).

2.2. “New Securities”. The term “New Securities” as used herein shall mean any capital stock or convertible debt of the Company whether now or hereafter authorized, and rights, options or warrants to purchase capital stock or convertible debt, and securities of any type whatsoever which directly or indirectly are, or may become, convertible into or exercisable or exchangeable for capital stock; provided, however, that the term “New Securities” shall not include (i) shares of Common Stock issued upon conversion of the Series Preferred Stock or upon exercise of any warrants outstanding on the date of this Agreement, including those warrants previously issued in connection with the conversion of certain convertible debt by certain Series A Holders; (ii) shares of Common Stock, and options therefor, issued to directors or employees of, or consultants to, the Company in a manner determined by the Board of Directors or issued pursuant to a plan or arrangement approved by the Board of Directors; (iii) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock; (iv) securities issued as a result of any stock split, stock dividend or distribution on or reclassification of Series Preferred Stock; (v) securities issued for the acquisition of another corporation or other entity by the Company, or of the Company by another corporation or entity, by merger, purchase of all or substantially all of the assets approved by the Board of Directors; (vi) securities offered to the Commission for a public offering and sale of securities of the Company; (vii) up to 136,364 shares of capital stock issued or issuable upon exercise of warrants issued in connection with debt financing arrangements entered into by the Company; and (viii) securities issued upon the exercise, conversion or exchange (in accordance with the terms thereof) of any securities described in clauses (i) through (vi) of this Section 2.2.

2.3. Right of First Refusal Procedure. In the event the Company intends to issue New Securities, it shall give each Holder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Holder shall have fifteen (15) days (the “Right of First Refusal Notice Period”) from the date of any such notice to agree to purchase such New Securities for the purchase price and upon the general terms and conditions specified in the Company’s notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (which quantity may not exceed such Holder’s Right of First Refusal Pro Rata Share, adjusted pursuant to Section 2.4). The failure of a Holder to purchase such Holder’s Right of First Refusal Pro Rata Share of New Securities shall not preclude such Holder from participating in any future offering by the Company of New Securities.

2.4. Over-Allotment. If a Holder (the “Electing Holder”) elects to purchase its full Right of First Refusal Pro Rata Share pursuant to Section 2.3, then such Electing Holder shall have a right of over-allotment such that if any other Holder (the “Non-electing Holder”) fails to purchase its Right of First Refusal Pro Rata Share pursuant to Section 2.3, such Electing Holder may purchase, on a pro rata basis with other Electing Holders, the Non-electing Holders’ Right of First Refusal Pro Rata Share (the “Right of First Refusal Over-Allotment”). In the event of a Right of First Refusal Over-Allotment, the Company shall have five (5) days (the “Over-Allotment Notice Period”) following the expiration of the Right of First Refusal Notice Period to give each Electing Holder notice of such Right of First Refusal Over Allotment. Each Electing Holder shall indicate its agreement to purchase such Electing Holder’s share of the Right of First Refusal Over-Allotment, if any, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased within ten (10) days following the expiration of the Over-Allotment Notice Period.

2.5. Right of Company. If all New Securities that Holders are entitled to obtain pursuant to Section 2.3 or 2.4 are not elected to be obtained as provided in Section 2.3 or 2.4 hereof, the Company may, during the one hundred twenty (120) day period following the expiration of the period provided in Section 2.3 or 2.4 hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the notice described in Section 2.3 or 2.4. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchasers in accordance herewith.

2.6. “Holder”. For purposes of this Article 2, the term “Holder” shall include the partners (if such Holder is a partnership) or affiliates of a Holder, with the effect that a Holder may apportion its pro rata share among itself and such partners and affiliates in such proportion as it deems appropriate; provided, however that any such transferee of a Holder shall become a party to this Agreement and the Third Amended and Restated Stockholders Agreement of even date herewith among the Company and the persons named therein agreeing to be bound hereby and thereby to the same extent as the Holder in question. The failure of a Holder to exercise its right of first refusal option as set forth herein in connection with any issuance of New Securities shall not preclude such Holder from exercising such right of first refusal option in any subsequent issuances of New Securities.

ARTICLE 3

REGISTRATION RIGHTS.

3.1. Certain Definitions. As used in this Article 3, the following terms shall have the following respective meanings:

(a) “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

(b) “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and Exchange Act.

(c) “Exchange Act” means the Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

(d) “Holder” for the purpose of this Article 3 means any person who holds Registrable Shares, including any person to whom the rights granted under this Article 3 are transferred pursuant to Section 3.2 hereof, and “Holders” means all of them.

(e) “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

(f) “Registrable Shares” means all shares of Common Stock held by the Preferred Investors, the shares of Common Stock issuable or issued upon conversion of the Company’s Series Preferred Stock, and any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (A) any sale pursuant to a Registration Statement or (B) any sale in any manner to a person or entity which, by virtue of Section 3.2 of this Agreement, is not entitled to the rights provided by Article 3. Wherever reference is made in this Article 3 to a request or consent of Holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issued or issuable upon conversion of the Series Preferred Stock, even if such conversion has not yet been effected.

3.2. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Article 3 may be assigned (but only with all related obligations) by a Holder in a Qualified Assignment (as hereinafter defined); provided that the Company is, not less than ten (10) days prior to such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provision of Section 3.10 below; provided that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by transferee or assignee is restricted under the Securities Act; and provided, further, that such assignment shall be effective only if immediately following such transfer such Registrable Shares continue to be Registrable Shares. For purposes of this Section 3.2, “Qualified Assignment” shall mean any of the following: (a) an assignment to a transferee (which or who is not a current competitor of the Company or otherwise engaging in the Company’s line of business or similar business) acquiring at least 5% of the Registrable Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); or (b) an assignment to a Holder or a partner (if such Holder is a partnership) or affiliate of a Holder; or (c) an assignment by will or intestacy to a Holder’s siblings, ancestors, descendants or spouse, or any custodian or trustee for the account of a Holder or such Holder’s siblings, ancestors, descendants or spouse.

3.3. Required Registration.

(a) If, at any time after the earlier of (i) six months following the Company’s IPO, or (ii) the fourth anniversary of the date of this Agreement, the Purchasers holding at least a majority of the number of shares of the Series B Preferred Stock then outstanding request, in writing, that the Company effect the registration on Form S-1 or another appropriate form (or any successor form) of Registrable Shares owned by such Purchasers, the Company, upon receipt of any such request, shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election. Thereupon, the Company shall, as soon as reasonably practicable, use its reasonable best efforts to effect the registration, on Form S-1 or another appropriate form (or any successor form), of all Registrable Shares which the Company has been requested to so register. The Company shall be entitled to include in such registration, for its own account or for the account of others at the Company’s discretion, such amount of its stock as may be requested by other stockholders or the Company subject to the right of the participating Holders to have all Registrable Shares registered. The Company shall not be required to effect more than one registration pursuant to this Section 3.3(a) in any event.

(b) If, at any time after the earlier of (i) six months following the Company’s IPO, or (ii) the fourth anniversary of the date of this Agreement, the Series A Holders holding at least a majority of the number of shares of Series A Preferred Stock then outstanding, request, in writing, that the Company effect the registration on Form S-1 or another appropriate form (or any successor form) of Registrable Shares owned by such Series A Holders, the Company, upon receipt of any such request, shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election. Thereupon, the Company shall, as soon as reasonably practicable, use its reasonable best efforts to effect the registration, on Form S-1 or another appropriate form (or any successor form), of all Registrable Shares which the Company has been requested to so register. The Company shall be entitled to include in such registration, for its own account or for the account of others at the Company’s discretion, such amount of its stock as may be requested by other stockholders or the Company subject to the right of the participating Holders to have all Registrable Shares registered. The Company shall not be required to effect more than one registration pursuant to this Section 3.3(b) in any event.

(c) If, at any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Holders of a majority of the then outstanding shares of Registrable Shares (on an as converted basis) request the Company, in writing, to effect the registration on Form S-3 (or any successor form) of Registrable Shares owned by such Holders having an aggregate gross offering price of at least $2,000,000 (based upon the then current market price or fair value), the Company, upon receipt of such request, shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election. Thereupon, the Company shall, as soon as reasonably practicable, use its reasonable best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register. The Company shall not be required to effect more than one registration pursuant to this Section 3.3(c) in any 360 day period.

(d) The Company shall not be required to effect any registration pursuant to this Article 3 (i) within six (6) months of the effective date of any other Registration Statement, or (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, except as may be required by the Securities Act.

(e) If at any time of any request to register Registrable Shares pursuant to this Section 3.3, the Company is engaged or has fixed plans to engage within one hundred twenty (120) days of the time of the request, in a registered public offering as to which the Holders may include Registrable Shares pursuant to Section 3.4, or is engaged in any other activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of one hundred twenty (120) days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 12 month period.

(f) The Company shall select the lead underwriter for the public offering in any registration pursuant to this Section 3.3, subject to the right of approval by the Holders of a majority of the Registrable Shares requested to be included in the registration, which approval shall not be unreasonably withheld, conditioned or delayed.

(g) In connection with any offering under this Section 3.3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holder thereof accepts the terms of the underwriting as agreed upon between the Holders of a majority of the Registrable Shares to be included and the underwriters of such offering. If in the written opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Holders have requested to be included in any Registration Statement filed pursuant to this Section 3.3 would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares (which shall be allocated pro rata among the Holders requesting registration based upon the respective quantities they have requested to include in such registration) which the managing underwriter believes may be sold without causing such adverse effect, provided, however, that the number of Registrable Shares included in such underwriting shall not be reduced unless all securities held by officers, directors, founders and employees of the Company are first excluded from the underwriting and offering. All Holders of Registrable Shares proposing to distribute their securities in an offering under this Section 3.3 involving an underwriting shall (together with the Company and other stockholders of securities distributing their shares through such underwriting) enter into the underwriting agreement, as agreed upon as provided in the first sentence of this Section 3.3(g), with the underwriter selected for the underwriting.

3.4. Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than a registration relating solely to the sale of securities to participants in a Company stock or equity compensation plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or pursuant to Section 3.3) at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders given within twenty (20) days after the Company provides such notice, the Company shall use its reasonable efforts to cause all Registrable Shares which the Company has been requested by such Holder or Holders to register to be registered under the Securities Act; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.4 without obligation to any Holder other than pursuant to Section 3.6.

(b) In connection with any offering under this Section 3.4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, subject to the restrictions set forth below, as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. If in the written opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the Holders have requested to be included pursuant to this Section 3.4 would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares that the managing underwriter believes may be sold without causing such adverse effect; provided, however, that the number of shares included in such underwriting shall include at least 25% of the Registrable Shares then outstanding that the Holders have requested to be registered (except in the initial public offering). If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Holders of Registrable Shares have requested to be included, then the Company may include all securities proposed to be registered by the Company to be sold for its own account (or such number of securities so that the registration can include at least 25% of the number of Registrable Shares that the Holders have requested to be registered) and the Holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company (including shares of Common Stock issuable upon conversion of the Series Preferred Stock, on an as-converted basis). If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their total ownership of Registrable Shares.

(c) All Holders of Registrable Shares proposing to distribute their securities in an offering under this Section 3.4 involving an underwriting shall (together with the Company and other stockholders, if any, of securities distributing their shares through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting.

3.5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall use its reasonable best efforts to:

(a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable efforts to cause that Registration Statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the Registration Statement has been completed;

(b) as soon as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earliest of (i) the period of time required by the Commission, (ii) if requested by the Holders of a majority of the Registrable Securities covered thereby, one hundred twenty (120) days from the effective date, or until such earlier time at which the Holders have informed the Company that the distribution of their securities has been completed, or (iii) the sale of all Registrable Shares covered thereby; provided, that the Company may discontinue any registration of its securities that are not Registrable Shares (and, under the circumstances specified in Section (b), its securities that are Registrable Shares) at any time prior to the effective date of such Registration Statement;

(c) as soon as reasonably practicable furnish to each selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

(d) as soon as reasonably practicable use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holder; provided, however, that the Company shall not be required in connection with this Section 3.5(d) to qualify as a foreign corporation, subject itself to taxation or execute a general consent to service of process in any such states or other jurisdiction;

(e) notify each Holder of Registrable Shares covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(f) if the Company has delivered a preliminary or final prospectus to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares.

3.6. Allocation of Expenses. The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Agreement; provided, however, that if a registration filed pursuant to Section 3.3(a) or 3.3(b) is withdrawn, in the case of a registration filed pursuant to Section 3.3(a), at the request of the Purchasers holding at least a majority of the number of shares of the Series B Preferred Stock then outstanding, and in the case of a registration filed pursuant to 3.3(b), at the request of the Series A Holders holding at least a majority of the number of shares of Series A Preferred Stock then outstanding (other than as a result of material and adverse information concerning the business or financial condition of the Company which is made known to the Holders initially requesting such registration after the date on which such registration was requested, or if the registration is delayed pursuant to Section 3.3(d)), and if the requesting Holders elect not to have such registration counted as a registration requested under Section 3.3(a) or 3.3(b), the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares requested to be included in such registration. For purposes of this Article 3, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Article 3, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company, the fees and disbursements of the Company’s accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, transfer taxes, selling commissions and the fees and expenses of the selling Holders’ own counsel (other than the one counsel selected by Holders pursuant to the next sentence). Additionally, the reasonable fees and disbursements of one counsel of the Holder shall be paid by the Company. Such counsel shall be selected as follows: (i) in the case of a registration filed pursuant to Section 3.3(a), the Purchasers holding at least a majority of the number of shares of the Series B Preferred Stock requested to be included in the registration shall choose such counsel, (ii) in the case of a registration filed pursuant to Section 3.3(b), the Series A Holders holding at least a majority of the number of shares of Series A Preferred Stock requested to be included in such registration shall choose such counsel and (iii) in the case of a registration filed pursuant to Section 3.3(c) or 3.4, the Holders holding at least a majority of the number of Registrable Shares requested to be included in such registration shall choose such counsel.

3.7. Indemnification.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, to the extent permitted by law, the Company will indemnify and hold harmless the seller of such Registrable Shares, each of its directors, officers or partners, each underwriter (if any) within the meaning of the Exchange Act (an “Underwriter”) and each other person, if any, who controls such seller or Underwriter within the meaning of the Securities Act or the Exchange Act (a “Controlling Person”) against any losses, claims, damages or liabilities, joint or several, to which such seller or Underwriter or Controlling Person may become subject under the Securities Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal securities or state Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal securities or Blue Sky law in connection with the offering covered by such registration statement; and the Company will reimburse such seller or Underwriter and each such Controlling Person for any legal or any other expenses reasonably incurred by such seller or Underwriter or Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (1) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller or Controlling Person specifically for use in the preparation thereof, or (2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any seller or Underwriter, or any person controlling such seller or Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such seller or Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplement) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, to the extent permitted by law, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, each Underwriter (if any) and each Controlling Person, if any, of the Company or Underwriter against any losses, claims, damages or liabilities, (or actions in respect thereof), joint or several, to which the Company, such directors and officers, any Underwriter or Controlling Persons or other such Holder or partner, director, officer or Controlling Person of such other Holder may become subject under the Securities Act, Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, any amendment or supplement to the Registration Statement or any offering circular or other document, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement, omission or violation was made or occurred in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement or if such misstatement or omission was corrected in any amendment or supplement provided to a selling Holder pursuant to Section 3.5(b) and 3.5(c) and the selling Holder failed to deliver such amendment or supplement, or (iii) any violation or alleged violation by the Holder of the Securities Act, the Exchange Act, any federal securities or state Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal securities or Blue Sky law in connection with the offering covered by such registration statement; and each such selling Holder will reimburse any person intended to be indemnified pursuant to this Section 3.7(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, and provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the gross proceeds to such Holder of Registrable Shares sold as contemplated herein.

(c) Each party entitled to indemnification under this Section 3.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom with counsel mutually satisfactory to the parties; and, provided, that the failure of any Indemnified Party to deliver notice to the Indemnifying Party as provided herein, if materially prejudicial to the ability of the Indemnifying Party to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 3.7 to the extent of such prejudice, but the omission so to deliver notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Patty otherwise than under this Section 3.7. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no further obligation to indemnify an Indemnified Party shall exist in connection with either of the following without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld: (i) judgment entered with the consent of the Indemnified Person; or (ii) settlement of such claim or litigation.

(d) If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to therein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, expense, or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damages, expense or liability, as well as any other relevant equitable considerations; provided however that in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party by the Indemnified Party and the parties’ relative intent, knowledge, access to information or omission. The obligations of the Company and the sellers and Holders under this Section 3.7 shall survive completion of any offering of Registrable Shares and termination of this Agreement.

3.8. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3.3(a) or Section 3.3(b), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering and their Controlling Persons.

3.9. Information by Holder.

(a) Each Holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company and/or underwriters may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 3.

(b) Each Holder of Registrable Shares shall report to the Company sales made pursuant to any registration of such Registrable Shares.

3.10. “Stand-Off” Agreement. Each Preferred Investor and Common Holder owning at least 1% of the currently issued and outstanding shares of Common Stock, if requested by the Company or an underwriter, agrees not to sell, make any short sale of, loan, grant any option for purchase of, or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder (other than securities registered in such offering, securities purchased in the initial public offering and securities purchased in the open market after the initial public offering) for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement, provided, however, that such restriction shall apply only (i) to the registration statement relating to the Company’s initial public offering, and shall not extend to any securities included in such Registration Statement, and (ii) if all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

3.11. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Holders holding at least a majority of the Registrable Shares (including the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) receive registration rights on a parity with or on terms more favorable than those granted herein, or (ii) make a demand registration which could result in such registration statement being declared effective prior to the Company’s initial public offering.

3.12. Termination of Rights. The rights of any holder of Series Preferred Shares under this Article 3 shall terminate at such time as such holder is entitled to sell all of its shares in any 90 day period pursuant to Rule 144 of the Securities Act of 1933, as amended, or comparable regulation under the federal securities laws.

ARTICLE 4

MISCELLANEOUS.

4.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or by fax transmission, or by electronic mail, return receipt requested.

(a) If to a Purchaser, at its address as set forth on Schedule I to the Purchase Agreement, or at such other address as may have been furnished to the Company by it in writing, with a copy to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312

Attn: Christopher Miller, Esq.

Fax: 610-640-7835

Email: millerc@pepperlaw.com

Jane E. Hepner

Klett Rooney Lieber & Schorling

One Oxford Centre, 40th Floor

Pittsburgh, PA 15219

Fax: 412-392-2128

Email: jehepner@klettrooney.com

(b)	If to the Company at:

Precision Therapeutics, Inc.

2516 Jane Street

Pittsburgh, PA 15203

Attn: Sean McDonald

Fax: 412-481-1597

Email: smcdonald@ptilabs.com

With a copy to:

Brian Novosel

Buchanan Ingersoll PC

One Oxford Centre, 20th Floor

Pittsburgh, PA 15219

Fax: 412-562-1041

Email: novoselbs@bipc.com

4.2. Integration; Amendments and Waiver. This Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the holders of at least 67% of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Series Preferred Stock owned by all of the holders (including the holders of at least 60% of the outstanding shares of Series B Preferred Stock); provided, however, that if any such amendment, modification, supplement, waiver or consent would adversely change a specifically enumerated right or obligation hereunder of one or more parties hereto (the “Adversely Affected Parties”) in a way that is adverse to the Adversely Affected Parties and in a manner different from the manner in which such specifically enumerated right or obligation is changed with respect to other parties hereto, such amendment or waiver shall also require the written consent of each such Adversely Affected Party. Any such written consent shall be binding upon the Company, the Purchasers, the Series A Holders and Common Holders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

4.3. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

4.4. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware regardless of laws that might otherwise govern under applicable principles of conflicts of laws and choice of laws thereof.

4.5. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, transferees, successors and assigns of the parties hereto.

4.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.7. Survival of Covenants of the Company. The obligations of the Company and the other parties set forth in this Agreement (except Section 1.2, Article 3 and Article 4) shall survive until terminated upon the closing of the Company’s Initial Public Offering. The obligations of the Company set forth in Section 1.2, Article 3 and Article 4 above are continuing covenants and shall survive the closing of the Company’s Initial Public Offering.

4.8. Aggregation. For purposes of this Agreement, the percentages of Common Stock On a Fully Diluted Basis held by a Purchaser shall be aggregated together with all other Purchasers who are Affiliates of such Purchaser. “Affiliate” shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 50% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person, (iv) if such other person is an officer, director or partner, any company for which such person acts in such capacity, (v) the spouse, sibling, ancestor or lineal descendants of such person or of any of the parties referred to in the foregoing clauses of this definition, and (vi) a trust for the benefit of such person or any of the parties referred to in the foregoing clauses of this definition.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year written above.

PRECISION THERAPEUTICS, INC.

By:
Name:
Title:

PURCHASERS, SERIES A HOLDERS AND COMMON HOLDERS

[Printed Name if an Entity]

By:
Name:
Title:

[Signature page to Third Amended and Restated Investors Rights Agreement]

Schedule I

Series B – Purchasers

2001 Irrevocable Trust for William C. Hulley, William C. Hulley, Trustee

Adams Capital

Alvin J. Catz

Ann K. Newlin

Birchmere Ventures II LP

BoldCap Ventures LLC

CK Capital, LP

CEO Venture Fund III

Draper Triangle Ventures, LP

G. Richard Patton

Gary G. Glausser and Mary Frances Glausser

Harold Mendlowitz

Helen P. Glausser

HOWNIM Limited Partnership

James Colker & Janice S. Colker Held as Tenants by the Entireties

Janney Montgomery Scott LLC

John P. Krolikowski

Lizabeth H. Zlatkus

Mary Beth Duffy

Melissa A Kelley

Nicholas Kornblith

Paul B. Glausser

Paul L. Kornblith

Pennsylvania Growth Fund

Quaker BioVentures LP

Richard W. Thorne

Sanford S. Berman

Sean D.S. Sebastian

Sheila C. Catz

Sheldon & Co FBO William R. Newlin Tax ID #34-6510658

Stephen G. Robinson

The Future Fund, Inc

Timothy E. Parks

TVM V Life Science Ventures GmbH & Co. KG

William R. Newlin

Schedule II

Series A Holders

2001 Irrevocable Trust for William C. Hulley, William C. Hulley, Trustee

A & J Boyle

Adams Capital

Alvin J. Catz

Ann K. Newlin

Arthur J Boyle IRA

Birchmere Ventures II LP

BoldCap Ventures LLC

Bomoseen Associates, LP

Bruce W. Miller

Draper Triangle Ventures, LP

G. Richard Patton

Gary G. Glausser and Mary Frances Glausser

Harold Mendlowitz

Helen P. Glausser

HOWNIM Limited Partnership

James Colker & Janice S. Colker Held as Tenants by the Entireties

Janney Montgomery Scott LLC

Jo Anne Boyle IRA

John P. Krolikowski

John R. Thorne

Lizabeth H. Zlatkus

Mary Beth Duffy

Melissa A Kelley and Carl J Brotsker

Ned Renzi

Nicholas Kornblith

Paul B. Glausser

Paul L. Kornblith

Pennsylvania Growth Fund

Richard W. Thorne

Robert H. McDonald Jr

Route 88 Development Inc.

Roy T. Ruzika and Joan R. Ruzika

Sanford S. Berman

Sean D.S. Sebastian

Sean McDonald

Sheila C. Catz

Sheldon & Co FBO William R. Newlin Tax ID #34-6510658

Stanley N. Lapidus

Stephen G. Robinson

Stephens - Precision Therapeutics, LLC

The Future Fund, Inc

Timothy E. Parks

TVM V Life Science Ventures GmbH & Co. KG

William R. Newlin

Schedule III

Common Holders

2001 Irrevocable Trust for William C. Hulley, William C. Hulley, Trustee

A.G.D.N. Partnership

Alfred Weis

Alvin J. Catz

Ann K. Newlin

Anuja Chattopadhyay

Appleduck, LP

Arlene A. Hendrickson

Arthur J Boyle IRA

B. Gordon Nelson III

Bank One Trust Company, N.A, as Trustee U/A with Lauranne T. Freyhof (Lauren Freyof Trust) dated April 26, 1982

Barry R. Sullivan

Birchmere Investments LP

Birchmere Ventures II LP

BoldCap Ventures LLC

Bomoseen Associates, LP

Bret Gustafson

Bruce W. Miller

Bryan A. Loy

Carl A. Cohen

CEO Venture Fund III

Charles C. Cohen

Charles C. Cohen and Amy W. Cohen JTWROS

Charles C. Cohen SEP Account

Charles Clark Jordan

Chester G. Fisher

Christine LoBianco

CK Capital, LP

Cousin Family Investment Association

Daniel L. Reynolds and Joan H. Reynolds

David Burstin

David Robinson

David S. Shapira

Deborah Devers

Dennis Burholt

Donald and Sylvia Robinson Family Foundation

Donald H. Jones

Douglas F. Schofield

Dr. Bettina Weis Killion

Dr. Robert E. Lee

Draper Triangle Ventures, LP

E.L.H. Co., Inc.

Eugene R. Yost

F Gordon Kraft and Suzanne H Kraft

Farrell Rubenstein

G. Richard Patton

Gary G. Glausser and Mary Frances Glausser

George M. Egan and Anne T. Egan

Glen F. Chatfield

Griffin Group Partners. LP

Hans J. Werner

Harold Mendlowitz

Heather Piwowar

Helen P. Glausser

Hillcrest Family Partnership, L.P.

HOWNIM Limited Partnership

ITM Holdings, Ltd

James Colker & Janice S. Colker Held as Tenants by the Entireties

James H. Wolf

James S. Whitcomb, Jr.

Janney Montgomery Scott LLC

Jim Ferree

Jo Anne Boyle IRA

John Freund

John J. Inserra and Diane W. Inserra

John L. Laubach, Jr.

John M Wolf, Jr.

John P. Krolikowski

John Piwowar

John R. Thorne

John S. Isherwood

John T. Freyhof

Jonathan Shmerling

Joseph C. and Molly E. Walton as Tenants by the Entireties

Judy Holleran

JW Associates

Konrad M. Weis and Gisela Weis

Laura Adamson

Lauren Smith

Lawrence J. Fiori

Lisa Dawn George

Lizabeth H. Zlatkus

Margot Kornblith

Mark D. Myslinski

Mark M. Blatter, MD and Jamie L. Blatter

Marlin S. Heilman

Mary Beth Duffy

Mary O. McCanney

Maryann Donovan

Matthew Teplitz and Sue Challinor

Melissa A Kelley and Carl J Brotsker

Michael N. Berger and Eileen S.J. Berger

Ned Renzi

Nicholas Kornblith

Patricia A Keys

Patricia J. Burns

Paul B. Glausser

Paul L. Kornblith

Pennsylvania Growth Fund

Pericles Dimas

Perspective Holdings, LLC

Philip J. Samson and Iris M. Samson

Philip Keys

Richard Fincher

Richard W. Thorne

Robert B. Egan and Ann M. Egan

Robert Bratton

Robert H. McDonald Jr

Robert J. Huemmrich

Robert J. Schuler & Rosemarie Schuler Joint Tenants with Rights of Survivorship

Rosalyn Silverman

Samuel L. Armfield III TTEE, FBO Penn Vascular Lab Profit Sharing Plan

Sanford S. Berman

Saul J. Silver

Scott A. Lesnett

Sean McDonald

Sean McDonald

Sheila C. Catz

Sheldon & Co (Abigail Leah Robinson)

Smith Barney CDN for the IRA of Charles Clark Jordan IRA

Stacy Herb

Stanley N. Lapidus

Stephen G. Robinson

Stephen M. Grimshaw

Stephens - Precision Therapeutics, LLC

The Future Fund, Inc

Theresa M. Miles

Thomas H. Reynolds

Thomas N. Canfield

Timothy E. Parks

TVM V Life Science Ventures GmbH & Co. KG

Walton Strategic Investment Co., L.P.

Western Pennsylvania Adventure Capital Fund

William H. Portman

Wolfgang V. Briggs

Amendment to Third Amended and Restated Investors Rights Agreement, dated as of August 23, 2007

1. Section 3.1(f) of the Third Amended and Restated Investors Rights Agreement, dated as of February 16, 2006 (the “IRA”) shall be deleted in its entirety and replaced with the following new Section 3.1(f):

(f) “Registrable Shares” means all shares of Common Stock held by the Preferred Investors, the shares of Common Stock issuable or issued upon conversion of the Company’s Series Preferred Stock, the shares of Common Stock issuable or issued upon conversion of the Convertible Notes in the event of an IPO, and any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (A) any sale pursuant to a Registration Statement or (B) any sale in any manner to a person or entity which, by virtue of Section 3.1 of this Agreement, is not entitled to the rights provided by Article 3. Wherever reference is made in this Article 3 to a request or consent of Holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issued or issuable upon conversion of the Series Preferred Stock, even if such conversion has not yet been effected.

2. The following shall be added as a new Section 3.1(g) to the IRA:

(g) “Convertible Note Holder” means a purchaser of Convertible Notes under the terms of the Note Purchase Agreement.

3. The following shall be added as a new Section 3.1(h) to the IRA:

(h) “Convertible Notes” means those certain Convertible Promissory Notes issued by the Company pursuant to the terms of the Note Purchase Agreement.

4. The following shall be added as a new Section 3.1(i) to the IRA:

(i) “Note Purchase Agreement” means that certain Note Purchase Agreement dated as of August 23, 2007, by and between the Company and the Purchasers named therein.

5. The following shall be added as a new Section 3.3(h) to the IRA:

(h) If, at any time after six months following the Company’s IPO, the Holders holding at least a majority of the number of Registrable Shares issued upon conversion of the Convertible Notes request, in writing, that the Company effect the registration on Form S-1 or another appropriate form (or any successor form) of Registrable Shares owned by such Convertible Note Holders, the Company, upon receipt of any such request, shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Holders may request in such notice of election. Thereupon, the Company shall, as soon as reasonably practicable, use its reasonable best efforts to effect the registration, on Form S-1 or another appropriate form (or any successor form), of all Registrable Shares which the Company has been requested to so register. The Company shall be entitled to include in such registration, for its own account or for the account of others at the Company’s discretion, such amount of its stock as may be requested by other stockholders or the Company subject to the right of the participating Holders to have all Registrable Shares registered. The Company shall not be required to effect more than one registration pursuant to this Section 3.3(h) in any event.

6. Section 3.6 of the IRA shall be deleted in its entirety and replaced with the following new Section 3.6:

3.6 Allocation of Expenses. The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Agreement; provided, however, that (i) if a registration filed pursuant to Section 3.3(a) is withdrawn at the request of the Purchasers holding at least a majority of the number of Registrable Shares issued or issuable upon conversion of the of the Series B Preferred Stock, (ii) if a registration filed pursuant to Section 3.3(b) is withdrawn at the request of the Series A Holders holding at least a majority of the number of Registrable Shares issued or issuable upon conversion of the of the shares of Series A Preferred Stock, or (iii) if a registration filed pursuant to Section 3.3(h) is withdrawn at the request of the Holders holding at least a majority of the number of Registrable Shares issued upon conversion of the Convertible Notes, and in each such case such withdrawal is other than as a result of (i) material and adverse information concerning the business or financial condition of the Company which is made known to the Holders initially requesting such registration after the date on which such registration was requested or (ii) a delay of the registration pursuant to Section 3.3(d), then the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares requested to be included in such registration, unless the requesting Holders elect to have such registration counted as a registration requested under Section 3.3(a), 3.3(b) or 3.3(h) as applicable, in which case the Company will pay the Registration Expenses associated with such withdrawn registration. For purposes of this Article 3, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Article 3, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company, the fees and disbursements of the Company’s accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, transfer taxes, selling commissions and the fees and expenses of the selling Holders’ own counsel (other than the one counsel selected by Holders pursuant to the next sentence). Additionally, the reasonable fees and disbursements of one counsel of the Holder shall be paid by the Company. Such counsel shall be selected as follows: (i) in the case of a registration filed pursuant to Section 3.3(a), the Purchasers holding at least a majority of the number of Registrable Shares issued or issuable upon conversion of the Series B Preferred Stock requested to be included in the registration shall choose such counsel, (ii) in the case of a registration filed pursuant to Section 3.3(a), the Series A Holders holding at least a majority of the number of Registrable Shares issued or issuable upon conversion of the Series A Preferred Stock requested to be included in such registration shall choose such counsel, (iii) in the case of a registration filed pursuant to Section 3.3(h), the Convertible Note Holders holding at least a majority of the number of shares of Registrable Shares issued or issuable upon conversion of the Convertible Notes requested to be included in such registration shall choose such counsel and (iv) in the case of a registration filed pursuant to Section 3.3(c) or 3.4, the Holders holding at least a majority of the number of Registrable Shares requested to be included in such registration shall choose such counsel.

7. Section 3.8 of the IRA shall be deleted in its entirety and replaced with the following new Section 3.8:

3.8 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3.3(a), Section 3.3(b) or Section 3.3(h), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering and their Controlling Persons.

8. Section 3.10 of the IRA shall be deleted in its entirety and replaced with the following new Section 3.10:

3.10 “Stand-Off” Agreement. Each Preferred Investor, Common Holder and Convertible Note Holder owning at least 1% of the currently issued and outstanding shares of Common Stock, if requested by the Company or an underwriter, agrees not to sell, make any short sale of, loan, grant any option for purchase of, or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Holder (other than securities registered in such offering, securities purchased in the initial public offering and securities purchased in the open market after the initial public offering) for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement, provided, however, that such restriction shall apply only (i) to the registration statement relating to the Company’s initial public offering, and shall not extend to any securities included in such Registration Statement, and (ii) if all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

9. Section 3.12 of the IRA shall be deleted in its entirety and replaced with the following new Section 3.12:

3.12 Termination of Rights. The rights of any holder of Registrable Shares under this Article 3 shall terminate at such time as such holder is entitled to sell all of its shares in any 90 day period pursuant to Rule 144 of the Securities Act of 1933, as amended, or comparable regulation under the federal securities laws.

10. Section 4.2 of the IRA shall be deleted in its entirety and replaced with the following new Section 4.2:

4.2 Integration; Amendments and Waiver. This Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the holders of at least 67% of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Series Preferred Stock owned by all of the holders (including the holders of at least 60% of the outstanding shares of Series B Preferred Stock); provided, however, that (i) any amendment, modification or waiver of the provisions of Article 3 shall also require the consent of the Convertible Note Holders holding a majority of the principal under the Convertible Notes and (ii) if any amendment, modification, supplement, waiver or consent would adversely change a specifically enumerated right or obligation hereunder of one or more parties hereto (the “Adversely Affected Parties”) in a way that is adverse to the Adversely Affected Parties and in a manner different from the manner in which such specifically enumerated right or obligation is changed with respect to other parties hereto, such amendment or waiver shall also require the written consent of each such Adversely Affected Party. Any such written consent shall be binding upon the Company, the Purchasers, the Series A Holders, the Convertible Note Holders and the Common Holders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.